Exhibit 10


            PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION OF MASSILLON


                           DEFERRED COMPENSATION PLAN









                            Effective March 20, 2000




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            PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION OF MASSILLON

                           DEFERRED COMPENSATION PLAN


Effective March 20, 2000, Peoples Federal Savings and Loan Association of Massillon adopts this Plan to provide deferred compensation to a select group of its directors, management and highly compensated employees. This Plan is intended to be an unfunded, nonqualified program of deferred compensation within the meaning of Title I of ERISA.

                                    ARTICLE I
                                   DEFINITIONS

Whenever used in this Plan, the following words and phrases will have the meaning given below. Also, the singular form of any term will include the plural, the plural form will include the singular, the masculine pronoun will include the feminine and the feminine pronoun will include the masculine. Other words and phrases also may be defined in the Plan text.

Account means the Deferred Compensation Account described in Article IV.

Affiliate means any entity which, together with the Company, is a member of a controlled group of corporations or of a commonly controlled group of trades or businesses [as defined in Code ss.ss.414(b) and (c), as modified by Code ss.415(h)] or of an affiliated service group [as defined in Code ss.414(m)] or other organization described in Code ss.414(o).

Beneficiary  means the  person or  persons  designated  by a  Participant  under
Section 2.02 to receive any death benefits payable under Section 6.03.

Board means the Company's board of directors.

Change in Control means the earliest of any of the following:

(a) The execution of an agreement for the sale of all, or a material portion, of the assets of the Company;

(b) The execution of an agreement for a merger or recapitalization of the Company or any merger or recapitalization whereby the Company is not the surviving entity;

(c) A change of control of the Company, as defined or determined by the Office of Thrift Supervision ("OTS"), Department of the Treasury;

(d) The acquisition, directly or indirectly, of the beneficial ownership [within the meaning of the terms "beneficial ownership" as defined under
     Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated under that Act] of 25 percent or more of the Company's outstanding voting securities by any person, trust, entity or group; or

(e) Any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of the Company as to which an application or notice has been filed with the OTS and that application has been approved or that notice has not been disapproved.


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(f)  However,  a Change in  Control  under  this  paragraph  will be  determined without regard to:

     (i) Any acquisition by or through an employee benefit plan maintained by the Company or any Affiliate;

     (ii) Any acquisition through a stock option program maintained by the Company or any Affiliate;

     (iii)Any acquisition through inheritance, gift, bequest or by operation of law on the death of an individual by distribution from a trust in existence on the Effective Date; or

     (iv) The Company's redemption of its common shares.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Plan Committee described in Article VII.

Company means Peoples Federal Savings and Loan Association of Massillon and any successor to it.

Effective Date means March 20, 2000.

Eligible Employee means any common law employee of any Employer if that person also is a member of a select group of the Employer's management or a highly compensated employee or any person serving as a member of the board of directors of any Employer.

Employer means the Company and any Affiliate which, with the Company's consent, adopts this Plan.

Enrollment Form means the form that each Eligible Employee must complete before he or she may participate in the Plan. Although a copy of this form is attached to the Plan, it is not a part of the Plan and may be modified by the Committee without separate action of the Board.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Inactive Participant means a Participant (a) who is actively performing services for an Employer but no longer meets the eligibility conditions described in
Section 2.01 or (b) who, for any reason, has stopped performing services for all Employers but has not received a distribution of his or her entire Account balance.

Participant means (a) an Eligible Employee who is participating in the Plan as provided in Section 2.01 or (b) an Inactive Participant.

Plan means the Peoples Federal Savings and Loan Association of Massillon Deferred Compensation Plan, as described in this document and any amendments to it.


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Plan Year means the 12-month period ending on each September 30 during which the
Plan is in effect. For the Plan's initial year, the Plan Year will be a short year, beginning on the Effective Date and ending on September 30, 2000.

RRP means the Peoples Financial Corporation Recognition and Retention Plan and Trust Agreement.

Spouse or Surviving Spouse means an individual who is legally married to the Participant.

Trust means the fund created under the Trust Agreement.

Trust Agreement means the separate agreement between the Company and the Trustee described in Article X.

Trustee means the person appointed to administer the fund created under the Trust Agreement.

Valuation Date means (a) the last day of each Plan Year or more frequent periods if the Committee, in its sole discretion, decides that more frequent valuations are needed for any reason or (b) the date that a Change in Control occurs.

Year of Service means each Plan Year during which a Participant is actively performing services for an Employer, including periods of service credited under the RRP.



                                   ARTICLE II
                                  PARTICIPATION

2.01     Eligibility to Participate

(a) In its sole discretion, the Committee will decide which Eligible Employees may participate in the Plan and the earliest date on which they may participate. However, subject to the terms of this Section, all persons participating in the RRP on the Effective Date may participate in this Plan if they also are Eligible Employees on the Effective Date.

(b) Before he or she may participate in the Plan, each Eligible Employee must complete an Enrollment Form (i) agreeing to the terms specified in the Enrollment Form and (ii) specifying (A) the time when his or her Account will be distributed (Section 6.02), (B) how his or her Account will be distributed (Section 6.06) and (C) his or her Beneficiary.

(c) The elections made in an Enrollment Form will continue to be effective until changed. Subject to the provisions of this Plan, Participants may change or revise any of the information made or given in an Enrollment Form only by completing and delivering to the Committee another completed Enrollment Form indicating the revised information or elections. Any change will be effective only after the Committee receives a fully completed and signed revised Enrollment Form.

(d) An Eligible Employee will continue to participate until the earlier of the date he or she becomes an Inactive Participant.


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2.02     Designation of Beneficiary

(a) Each Eligible Employee must designate one or more Beneficiaries when he or she completes an Enrollment Form. Unless a Participant who designates more than one Beneficiary also specifies the sequence or the portion of the death benefit to be paid to each Beneficiary, the death benefit will be paid in equal shares to all named Beneficiaries. The identity of a Participant's Beneficiary will be based only on the designation in the Enrollment Form and will not be inferred from any other evidence.

(b) If a Participant has not made an effective Beneficiary designation or if all of his or her Beneficiaries die before the Participant, Plan death benefits will be paid to the Participant's Surviving Spouse. If there is no Surviving Spouse, these death benefits will be paid (i) to the Participant's issue, then living, per stirpes; or, if there are none (ii) to the Participant's executors or administrators. Any minor's share of a Plan death benefit will be paid to the adult who has been appointed to act as the minor's legal guardian and who has assumed custody and support of that minor.

(c) The Participant and the Beneficiary (and not the Committee) are responsible for ensuring that the Committee has the Beneficiary's current address.



                                   ARTICLE III
                                  CONTRIBUTIONS

As of the Effective Date, the Company will transfer to the Trust all cash and other assets held under the RRP as of the Effective Date, except common shares of Peoples Financial Corporation. The Company also will make any additional contributions as needed to ensure that Plan benefits are fully funded, including contributions calculated under Article V.



                                   ARTICLE IV
                       PARTICIPANT'S ACCOUNTS; ALLOCATIONS

The Committee will maintain a Deferred Compensation Account for each Participant. As of the Effective Date, this Account will be credited with an amount equal to ninety-seven percent (97%) of the cash and the value of Company stock that, immediately before the termination of the RRP, was credited to the Participant under the RRP, except cash and company stock earned by the Participant but not yet distributed to the Participant. For purposes of establishing the amount of this credit, the value of Company shares will be 1) the original cost of Company shares paid by the RRP, $15.40, plus, 2) all ordinary quarterly dividends (not including return of capital and special dividend) paid since the shares were purchased, $1.695, plus, 3) earnings of other funds in the RRP trust assignable to such shares, amount not determinable until approximately March 21, 2000, for a total amount of approximately $19.35.

                                    ARTICLE V
                               VALUATION OF FUNDS

As of each Valuation Date, the value of each Participant's Account, determined as of the most recent Valuation Date but reduced by the amount of any distributions or withdrawals made since that Valuation Date, will be credited with simple interest at an annual rate of seven percent. If the Valuation Date is fewer than 12 months after the most recent Valuation Date, this interest rate will be prorated based on the number of whole months that have elapsed since the most recent Valuation Date.



                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

6.01     Distribution Events

The vested value of each Participant's Account will be distributed at the earliest of (a) the date the Participant specifies in his or her Enrollment Form (Section 6.02) or (b) the date the Participant (i) dies (Section 6.03), (ii) becomes disabled (Section 6.04), (iii) incurs a financial hardship (Section 6.05) or (iv) terminates employment with all Employers.

6.02     Specified Date of Distributions

When completing an Enrollment Form, each Participant must specify the date that the vested value of his or her Account will be distributed. Once made, this election will continue to apply until it is changed. A Participant may change his or her distribution date by following the procedure described in Section
2.01. However, the Committee will approve that change only to the extent that it affects distributions made more than 12 months after the date that request is received by the Committee.

6.03     Death Benefits

The vested value of the Account maintained for a deceased Participant will be paid to that Participant's Beneficiary following the Participant's death and in the form selected in the Enrollment Form. Any Beneficiary claiming a death benefit under the Plan must provide the Committee with satisfactory proof of the Participant's death before any death benefit will be paid.

6.04     Disability Benefits

A Participant who becomes disabled will receive a distribution of the vested value of his or her Account, determined as of the Valuation Date following the date the disability is established in the form selected in the Enrollment Form. A Participant will be considered disabled on the date that it is established by a licensed physician selected by the Committee that he or she is not able to engage in any substantial gainful activity because of a medically determinable physical or mental impairment that is expected to result in death or to be of long, continued and indefinite duration. The Committee will consistently apply uniform principles when determining if a Participant is disabled.

6.05     Hardship Withdrawals

In its sole discretion, the Committee may distribute all or a portion of the vested value of a Participant's or Beneficiary's Account before the date otherwise determined under this Article if the Committee decides that the applicant has encountered a severe financial hardship. For these purposes, an applicant will have incurred a "severe financial hardship" only if he or she needs an immediate distribution to meet a current and heavy financial expense associated with (i) a sudden or unexpected illness or accident incurred by the applicant or a member of the applicant's immediate family or (ii) the loss of the applicant's property due to casualty or other similar extraordinary and unforeseeable circumstance attributable to events beyond the applicant's control. A distribution based on financial hardship will be made in a lump sum and will not be larger than the smaller of (iii) the amount needed to meet the immediate financial need created by the hardship or (iv) the value of the applicant's Account as of the most recent Valuation Date. If a financial event qualifies as a "hardship" under both this Plan and a tax-qualified retirement plan, an applicant may not withdraw any amount from the tax-qualified retirement plan until he or she has made the maximum withdrawal allowable under this Plan and any withdrawal rights under the tax-qualified retirement plan will not be available for purposes of calculating the amount that may be withdrawn from this Plan.

6.06     Amount and Payment of Withdrawals

All distributions made from the Plan to a Participant or to his or her Beneficiary will be effective as of the Valuation Date immediately preceding the date the distribution is to be made and will be paid in the form the Participant selected from among those described in the Enrollment Form. These distribution forms will be limited to (i) a single lump sum payment of the full value of the Participant's Account or (ii) a series of monthly, quarterly or annual installments (whichever the Participant selected) for a period not longer than ten years. A Participant or Beneficiary may change the form of distribution by following the procedures described in Section 2.01. However, unless it relates to a hardship distribution described in Section 6.05, the Committee will approve that change only to the extent that it affects distributions made more than 12 months after the date that request is received by the Committee. Once a Participant's Account has been fully distributed, the Company, all Employers, the Plan and the Trust will have no further liability to the Participant or to his or her Beneficiary.

6.07     Vested Benefits

Subject to Sections 6.09 and 9.01, the benefit payable under the Plan to any Participant will equal the greater of the amount determined by application of paragraph (a) or (b):

(a) Subject to Sections 6.09 and 9.01 and to the other provisions of this Section, the percentage of the undistributed value of his Account will be determined under the following schedule:

               Years of Service                      Vested Percentage

               Less than 1                               0 percent
               1                                        20 percent
               2                                        40 percent
               3                                        60 percent
               4                                        80 percent
               5 or more                               100 percent

Any forfs that arise from a Participant's termination of employment before he or she is fully vested will be applied to reduce the Company's future Plan funding obligations.

(b) Regardless of his or her Years of Service, a Participant's Deferred Compensation Account will be fully vested and nonforfeitable if (i) the Participant dies while actively employed by the Company or any Affiliate or
     (ii) the Participant becomes disabled (as defined in Section 6.04) while actively employed by the Company or any Affiliate.

6.08     Distribution of Benefits and Order of Distribution

Benefit distributions will begin not later than 60 days after the date the benefit is payable.

6.09     Effect of Change in Control

Subject to Section 6.10(a), and regardless of any other provision of the Plan or the Trust Agreement or of any conflicting Participant election, each Participant will be fully vested in his or her Account immediately upon the occurrence of a Change in Control. Also, all amounts credited to Participants' Accounts will be distributed in a lump sum as soon as practicable after a Change in Control occurs.

6.10 Special Provisions Related to "Golden Parachute" Amounts and Accelerated Income Tax Liabilities

(a) If any provision of this Plan or of the Trust Agreement, when combined with similar provisions under any other plan, program or contract between an Employer and any Participant, results in a "golden parachute" payment larger than the limit prescribed in Code ss.280G, the Committee and the Trustee will proportionately reduce benefits payable under this Plan and any other plan, program or contract to the limit prescribed by Code ss.280G.

(b) If the Internal Revenue Service or any other taxing authority establishes that a Participant or Beneficiary is in constructive receipt of any Plan benefit, the Committee will direct the Trustee to distribute (and the Trustee will immediately distribute) to the Participant a lump sum amount equal to the smaller of (i) the Participant's or Beneficiary's Account value or (ii)(A) the amount of which the Participant is deemed to be in constructive receipt plus (B) the additional amount the Participant needs to pay the additional taxes, interest and penalties arising from that determination.



                                   ARTICLE VII
                                 PLAN COMMITTEE

7.01     Appointment of Committee

The Board will appoint a committee of at least three persons to administer the Plan. A Committee member may resign at any time by sending written notice to the Board specifying the effective date of his or her termination (which must always be prospective). Vacancies in the Committee will be filled by the Board as the need arises. Also, in its sole discretion, the Board may remove any Committee member at any time by giving written notice of removal to the affected Committee member and specifying the effective date of that action (which must always be prospective).

7.02     Powers and Duties

The Committee is fully empowered to exercise complete discretion to administer the Plan and to construe and apply all of its provisions. The Committee may delegate any of its powers and duties to any other person or organization. These powers and duties include:

(a) Deciding which employees are Eligible Employees, which of them may participate in the Plan and the value of their benefit;

(b) Resolving disputes that may arise with regard to the rights of Eligible Employees, Participants and their legal representatives or Beneficiaries under the terms of the Plan. Subject to Section 7.08, the Committee's decisions in these matters will be final in each case;

(c) Obtaining from each Employer, Participant and Beneficiary information that the Committee needs to determine any Participant's or Beneficiary's rights and benefits under the Plan. The Committee may rely conclusively upon any information furnished by an Employer, a Participant or Beneficiary;

(d)  Compiling and maintaining all records it needs to administer the Plan;

(e) Upon request, furnishing the Company with reasonable and appropriate reports of its administration of the Plan;

(f) Authorizing the distribution of all benefits that are payable under the Plan;

(g)  Engaging  legal,   administrative,   actuarial,   investment,   accounting,
     consulting and other professional services that the Committee believes are necessary and appropriate;

(h) Adopting rules and regulations for the administration of the Plan that are not inconsistent with the terms of the Plan; and

(i)  Doing and performing any other acts provided for in the Plan.

7.03     Actions by the Committee

The Committee may act at a meeting by the vote or assent of a majority of its members or in writing without a meeting in an action signed by all members of the Committee. The Committee will appoint one of its members to act as a secretary to record all Committee actions. The Committee also may authorize one or more of its members to execute papers and perform other ministerial duties on behalf of the Committee.

7.04     Interested Committee Members

No member of the Committee may participate in any Committee action that directly and uniquely affects that member's individual interest in the Plan; these matters will be determined by a majority of the remainder of the Committee.

7.05     Indemnification

(a) The Company will indemnify and hold harmless any Committee member or employee who performs services to or on behalf of the Plan ("Indemnified Party") against all liabilities and all reasonable expenses (including attorney fees and amounts paid in settlement other than to the Employer) incurred or paid in connection with any threatened or pending action, suit or proceeding brought by any party in connection with the Plan. However, this indemnification will not extend to any Indemnified Party whose conduct in connection with the Plan is found to have been grossly negligent or wrongful. This determination will be based on any final judgment rendered in connection with the action, suit or proceeding complaining of the conduct or its effect or, if no final judgment is rendered, by a majority of the Board or by independent counsel to whom the Board has referred the matter.

(b) The obligations under this Section may be satisfied, in the Company's discretion, through the purchase of a policy or policies of insurance providing equivalent protection.

7.06     Conclusiveness of Action

Subject to Section 7.08, any action on matters within the discretion of the Committee will be conclusive, final and binding upon all Participants and upon all persons claiming any rights hereunder, including Beneficiaries.

7.07     Payment of Expenses

(a) Committee members will not be separately compensated for their services as Committee members. However, the Employer will reimburse Committee members for all appropriate expenses they incur while carrying out their Plan duties.

(b) The compensation or fees of accountants, counsel and other specialists and any other costs of administering the Plan will be paid by the Company or allocated among Employers.

7.08     Claims Procedure

(a) Filing Claims. Any Participant or Beneficiary who believes that he or she is entitled to an unpaid Plan benefit may file a claim with the Committee.

(b) Notification to Claimant. If a claim is wholly or partially denied, the Committee will send a written notice of denial to the claimant. This notice must be written in a manner calculated to be understood by the claimant and must include:

     (i)  The specific reason or reasons for which the claim was denied;

     (ii) Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the claim;

     (iii)A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary; and

     (iv) A description of the steps the claimant may take to appeal an adverse determination.

The Committee will render its decision within 90 days of receiving a benefit claim. However, if special circumstances (such as the need for additional information) require additional time, this decision will be rendered as soon as possible, but not later than 180 days after receipt of the claim and only if the Committee notifies the claimant, in writing, that it needs more time to review a claim and why that additional time is needed. If the Committee does not issue its decision within this period, the claim will be deemed to have been denied.

(c) Review Procedure. If a claim has been wholly or partially denied, the affected claimant, or his or her authorized representative, may:

     (i) Request that the Committee reconsider its initial denial by filing a written appeal no more than 60 days after receiving written notice that all or part of the initial claim was denied;

     (ii) Review pertinent documents and other material upon which the Committee relied when denying the initial claim; and

     (iii)Submit a written description of the reasons for which the claimant disagrees with the Committee's initial adverse decision.

An appeal of an initial denial of benefits and all supporting material must be made in writing and directed to the Committee. The Committee is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

The Committee's decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the appeal.

The Committee will render its decision within 60 days of receiving a benefit appeal. However, if special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) require additional time, this decision will be rendered as soon as possible, but not later than 120 days after receipt of the claimant's written appeal and only if the Committee notifies the claimant, in writing, that it needs more time to review an appeal and why that additional time is needed. If the Committee does not issue its decision within this period, the claim will be deemed to have been denied.



                                  ARTICLE VIII
                              AMENDMENT TO THE PLAN

8.01     Right to Amend

(a) Subject to paragraph (b), the Company may modify, alter or amend the Plan or the Trust Agreement at any time. However, no amendment may affect any Participant's or Beneficiary's right to receive the value of benefits accrued under the Plan before the effective date of that amendment.

(b) Regardless of the rights reserved in Section 9.01(a), none of the Company, any Affiliate or any successor to any of them may amend either the Plan or the Trust Agreement after a Change in Control.

8.02     Amendment Procedure

The Board of Directors may exercise the Company's right to amend the Plan.



                                   ARTICLE IX
                             TERMINATION OF THE PLAN

9.01     Right to Terminate

(a) Subject to paragraph (b), the Company may terminate the Plan or the Trust in whole or in part at any time by the vote or the written action of its Board of Directors. Each Participant affected by a full or partial Plan termination or by a complete discontinuance of contributions will be 100 percent vested in the value of all of his or her Account. Also, the Committee may (i) distribute an affected Participant's Account at the time the Plan terminates or partially terminates, even if this date is earlier than the date benefits otherwise would be distributed under Article VI or (ii) hold those benefits until they are otherwise payable under the terms of the Plan.

(b) Coincident with any termination of the Trust and consistent with the terms of the Trust Agreement, the Trustee will distribute all benefits, discharge all remaining Trust expenses and pay any remaining Trust assets to the Company

(c) Regardless of the rights reserved in Section 9.01(a), none of the Company, any Affiliate or any successor to any of them may terminate the Trust Agreement after a Change in Control.

9.02     Plan Merger and Consolidation

If the Plan is merged into, or consolidated with, any other plan, each affected Participant will be entitled to a vested benefit immediately after the merger, consolidation or transfer (determined as if the surviving plan had then terminated) at least equal to the vested benefit he or she had accrued immediately before the merger or consolidation (determined as if the Plan terminated immediately before that merger or consolidation).

9.03     Successor Employer

Except as provided in Section 6.09, if any Employer dissolves into, reorganizes, merges into or consolidates with another business entity, provision may be made by which the successor will continue the Plan, in which case, the successor will be substituted for the Employer under the terms and provisions of this Plan. The substitution of the successor for the Employer will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Employer under the Plan.



                                    ARTICLE X
                                     FUNDING

This Plan constitutes an unfunded, unsecured promise by the Company to pay only those benefits that are accrued by Participants under the terms of the Plan. However, the Company will segregate assets into a trust for the purpose of holding assets from which all or part of a Plan benefit may be paid. As of the Effective Date, the Company will transfer to the Trust the amount credited to Accounts under Article IV. Although neither the Company nor any Affiliate is liable for the payment of Plan benefits that are actually paid from the Trust established for that purpose, the Company and each Affiliate are obliged to pay any benefits not paid from the Trust. Also, Participants, Beneficiaries and other persons claiming a Plan benefit through them have only the rights of general unsecured creditors and do not have any interest in, or right to, any specific asset of any Employer. Nothing in this Plan constitutes a guaranty by the Company, any Affiliate or any other entity or person that the assets of the Employer or any Affiliate will be sufficient to pay Plan benefits.



                                   ARTICLE XI
                                  MISCELLANEOUS

11.01    Voluntary Plan

The Plan is purely voluntary on the part of each Employer; neither the establishment of the Plan nor any amendment to it nor the creation of any fund or account nor the payment of any benefits may be construed as giving any person
(a) a legal or equitable right against any Employer or the Committee other than those specifically granted under the Plan or conferred by affirmative action of the Committee or any Employer in a manner that is consistent with the terms and provisions of this Plan or (b) the right to be retained in the service of any Employer. All Participants remain subject to discharge to the same extent as though this Plan had not been established.

11.02    Non-alienation of Benefits

The right of a Participant, Beneficiary or any other person to receive Plan benefits may not be assigned, transferred, pledged or encumbered except as provided in the Participant's Beneficiary designation, by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber a Plan benefit will be null and void and of no legal effect.

11.03    Inability to Receive Benefits

Any Plan benefit payable to a Participant or Beneficiary who is declared incompetent will be paid to the guardian, conservator or other person legally charged with the care of his or her person or estate. Also, if the Committee, in its sole discretion, concludes that a Participant or Beneficiary is unable to manage his or her financial affairs, the Committee may, but is not required to, direct the Company or Trustee to distribute Plan benefits to any one or more of his or her Spouse, lineal ascendants or descendants or other close living relatives of the Participant or Beneficiary who demonstrates to the satisfaction of the Committee the propriety of those distributions. Any payment made under this Section will completely discharge the Plan's liability with respect to that payment. The Committee is not required to see to the application of any distribution made to any person.

11.04    Lost Participants

Each Participant is obliged to keep the Committee apprised of his or her current mailing address and that of his or her Beneficiary. The Committee's obligation to search for any Participant or Beneficiary is limited to sending a registered or certified letter to the Participant's or Beneficiary's last known address. Any amounts credited to the Account of any Participant or Beneficiary who does not file a claim for benefits with the Committee will be forfeited no later than 12 months after benefits are otherwise payable and, in the Company's discretion, be used to reduce future Employer contributions. However, this forfeited benefit will be restored and paid if the Committee subsequently approves a claim for benefits under the procedures described in Section 7.08.

11.05    Limitation of Rights

Nothing in the Plan, expressed or implied, is intended or may be construed as conferring upon or giving to any person, firm or association (other than the Company, an Affiliate, Participants, their Beneficiaries and their successors in interest) any right, remedy or claim under or by reason of this Plan.

11.06    Invalid Provision

If any provision of this Plan is held to be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision had not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.

11.07    One Plan

This Plan may be executed in any number of counterparts, each of which will be deemed to be an original.

11.08    Effect of Adoption by Affiliates

With the permission of the Company, any Affiliate may adopt this Plan for the benefit of its Eligible Employees. In doing so, however, each Affiliate delegates to the Company the power to maintain, amend or terminate the Plan and to undertake all ministerial and discretionary acts associated with maintenance of the Plan.

11.09    Governing Law

The Plan will be governed by, and construed in accordance with, the laws of the United States and, to the extent applicable, the laws of Ohio.


IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this Plan to be effective as of March 20, 2000.

                                          PEOPLES FEDERAL SAVINGS AND LOAN
                                          ASSOCIATION OF MASSILLON


                                          By: /s/ Paul von Gunten
                                          Print Name: Paul von Gunten
                                          Title: President

Date: 03.20.00